SECOND AMENDMENT TO MULTI-TENANT COMMERCIAL/INDUSTRIAL LEASE (NNN)

This SECOND AMENDMENT TO MULTI-TENANT COMMERCIAL/INDUSTRIAL LEASE (NNN) (“Amendment”) is made as of December 20, 2021 (the “Effective Date”), by and between CRP/CAPROCK INTERCHANGE INDUSTRIAL OWNER, L.L.C., a Delaware limited liability company (“Landlord”), and BOXABL INC., a Nevada corporation (“Tenant”), with reference to the facts set forth in the Recitals below.

R E C I T A L S:

ALandlord (as successor-in-interest to CRPF IV CENTENNIAL, LLC, a Delaware limited liability company) and Tenant are parties to that certain Multi-Tenant Commercial/Industrial Lease (NNN) dated December 28, 2020 (the “Original Lease”), as amended by that certain First Amendment to Multi- Tenant Commercial/Industrial Lease (NNN) dated April 28, 2021 (collectively, the “Lease”), whereby Tenant currently leases from Landlord that certain Building 1 located at 5345 E North Belt Road, North Las Vegas, Nevada 89115 (“Building”), consisting of approximately 174,250 rentable square feet (the “Premises”), as more particularly described in the Lease.

B.Tenant has asserted claims against Landlord relating to Landlord’s obligations under the Lease to pay for certain portions of the Tenant Improvements (the “Dispute”) in that certain Notice of Breach, Demand For Payment and Offer of Settlement on behalf of Tenant, to Landlord on December 7, 2021 (the “Dispute Letter”), which contains an offer to permanently settle the dispute over such obligations by Landlord paying to Tenant $180,191.34. The Dispute Letter is attached to this Amendment as Exhibit A.

C.The parties desire to settle the Dispute pursuant to the terms and conditions of this Amendment, as further detailed below.

D.This Amendment is entered into without admission or adjudication regarding the parties’ views of the facts, or the law, as they pertain to the Dispute.

E.Defined terms which are used in this Amendment without definition have the meanings given to them in the Lease.

W I T N E S S E T H:

NOW, THEREFORE, in consideration of the above Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Settlement Payment to Tenant. Landlord hereby agrees to pay to Tenant, and Tenant hereby agrees to accept from Landlord, $143,521.52 in full settlement and satisfaction of the Dispute and all claims related thereto (the “Settlement Payment”), within five (5) business days following the Effective Date.

2.Release of Claims. Except for the rights created by this Agreement, the Landlord and Tenant, on behalf of themselves and their respective successors, affiliates and assigns, and all other persons or entities claiming through them (collectively, the “Releasing Parties”), do hereby release each other and their respective successors, affiliates, assigns, partners, officers, shareholders, agents, property managers, contractors, representatives, employees and attorneys (collectively, the “Released Parties”), now and for all times in the future, of and from any and all claims, demands, disputes, damages, liabilities, obligations, controversies, debts, costs, expenses, lawsuits, actions, causes of action and other rights to relief, based upon any actual or alleged facts, events, affairs, circumstances, occurrences or conditions arising at any time on or before the Effective Date, both legal and equitable, whether now known or unknown, suspected or unsuspected, continuing or ended, pursued or waived, contingent or fixed, including all claims alleged in the Dispute Letter and relating to the Dispute, including without limitation such claims asserting breach of the Lease based on or arising from or related to any alleged failure by Landlord to fulfill its obligation to pay for all the construction costs of the Tenant Improvements and (collectively, the “Released Claims”).

3.Estoppel Certificate. Within two (2) business days following Landlord’s payment to Tenant of the Settlement Payment, Tenant shall execute and deliver to Landlord an estoppel certificate for the Lease in the form attached hereto as Exhibit B, without modification, asserting that all statements set forth in the estoppel certificate are true.

4.Authority/Amendment is Legally Binding. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same, and to fully and finally settle the Dispute, on behalf of the party hereto for which such signatory is acting.

5.No Admission. Landlord and Tenant each hereby acknowledge and agree that this Amendment represents a compromise and final settlement of the Dispute and agree that the performance of the conditions and provisions of this Agreement, including the payment and acceptance of the Settlement Payment, is not to be construed as an admission or adjudication of any liability or wrongdoing whatsoever by Landlord and Tenant nor regarding Landlord’s and Tenant’s views of the facts, or the law, as they pertain to the Dispute.

6.Successors and Assigns. This Amendment shall extend to, be binding upon, and inure to the benefit of, the respective successors and permitted assigns and beneficiaries of the parties hereto.

7.Entire Agreement / No Other Modifications. This Amendment, including the recitals, constitutes the entire agreement and understanding of Landlord and Tenant and supersedes all prior negotiations and/or agreements, proposed or otherwise, written or oral, concerning the Dispute and the settlement and compromise contained herein. Landlord and Tenant each acknowledges that in entering into this Amendment, it has not relied on any promise, representation, or warranty not contained in this Amendment. Except as modified in this Amendment, all other terms and conditions of the Lease shall remain unchanged and in full force and effect. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one in the same Amendment. To the extent of a conflict between the terms of the Lease and this Amendment, this Amendment shall prevail. For purposes of this Amendment, signatures by facsimile or electronic PDF shall be binding to the same extent as original signatures.

8.Interpretation, Severability, and Enforcement.

a.Interpretation. The headings in this Amendment are purely for convenience and are not to be used as an aid in interpreting its terms. Landlord and Tenant each agree that they participated equally in drafting and negotiating the terms of this Amendment and that this Amendment shall not be construed against either party as the author or drafter of the Agreement.

b.Severability. Should any provision of this Amendment be declared or be determined by any court to be illegal, invalid, or unenforceable, the validity of the remaining parts, terms, or provisions shall not be affected thereby and the illegal, invalid, or unenforceable part, term, or provision shall be deemed not to be a part of this Amendment.

c.Enforcement. Nothing in this Amendment shall be construed as, or constitute, a release of either party’s right to enforce the terms of this Amendment. Should either party sue to enforce this Amendment, the prevailing party shall be entitled to recover costs and expenses, including attorneys’ fees, incurred in the litigation.

9.Choice of Law and Choice of Forum.

a.Choice of Law. This Amendment and all related documents, and all matters arising out of or relating to this Amendment, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the State of Nevada (including its statutes of limitation), without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Nevada.

b.Choice of Forum. Landlord and Tenant each irrevocably and unconditionally agree it will not commence any action, litigation, or proceeding of any kind whatsoever against Landlord or Tenant in any way arising from or relating to this Amendment and all contemplated transactions, including, but not limited to, contract, equity, tort, fraud, and statutory claims, in any forum other than the state or federal courts of Nevada located in Clark County. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts. Each party agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

EACH OF THE PARTIES CERTIFIES THAT IT HAS READ ALL OF THIS AGREEMENT AND FULLY UNDERSTANDS AND AGREES TO EACH OF THE ABOVE TERMS, CONDITIONS, AND PROVISIONS, INCLUDING WITHOUT LIMITATION THE RELEASES OF ALL KNOWN AND UNKNOWN CLAIMS.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.